UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2006

FelCor Lodging Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	333-3959-01	75-2544994

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

545 E. John Carpenter Frwy., Suite 1300
Irving, Texas	75062

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement
     On November 10, 2006, FelCor/JPM Hotels, L.L.C. and DJONT/JPM Leasing, L.L.C., as borrowers, which are subsidiaries of FelCor Lodging Trust Incorporated (“FelCor”) and FelCor Lodging Limited Partnership (the “Partnership”), entered into a Loan Agreement (the “Loan Agreement”) with Bank of America, N.A., as lender, providing for a loan in the principal amount of $250 million (the “BOA Loan”). The BOA Loan has a term of two years with three one-year extension options, bears an annual interest rate of LIBOR plus 93 basis points, and requires monthly interest-only payments through maturity. The Loan Agreement includes rights to prepayment and substitution and release of properties, subject to certain conditions, and is subject to acceleration upon the occurrence of certain events of default by the borrowers. The BOA Loan is secured by first priority mortgages on twelve hotel properties directly owned by the borrowers and is nonrecourse to the borrowers, except for certain customary carveouts for which the borrowers may have recourse liability. The Partnership is the guarantor of the recourse liability of the borrowers under the Loan Agreement. The proceeds of the BOA Loan were used to refinance the MM Loan and JPM Loan (as defined and discussed in Item 1.02 below, which is incorporated herein by reference) and to finance the repurchases of the Partnership’s 7 5/8% senior notes due 2007 tendered pursuant to the recently completed tender offer.
     Item 1.02 Termination of a Material Definitive Agreement
     In connection with the BOA Loan, FelCor/MM Holdings, L.P., a subsidiary of the Partnership, completed the defeasance of its loan from Massachusetts Mutual Life Insurance Company (the “MM Loan”), dated as of May 12, 1999, in the original aggregate principal amount of $75.3 million, secured by first priority mortgages on four hotels owned by the borrower. The borrower elected the defeasance pursuant to the terms of the MM Loan. In compliance with the MM Loan and as a condition to the lender’s obligation to release the mortgages on the real property securing the MM Loan, the borrower granted to the lender a security interest in government securities purchased by the borrower to secure the repayment of the MM Loan. In connection with the pledge, the borrower was released from its obligations under the MM Loan.
     Also in connection with the BOA Loan, FelCor/JPM Hotels, L.L.C., a subsidiary of the Partnership, prepaid in full the outstanding amounts under its loan agreement (the “JPM Loan”), dated as of April 24, 2003, with JPMorgan Chase Bank, as lender, in the original aggregate principal amount of $115 million, secured by first priority mortgages on eight hotels owned by the borrower. The total amount of the prepayment was $88.5 million, which included the outstanding principal amount of $88.0 million and accrued interest of $518,000.
     The twelve hotels released from the MM Loan and the JPM Loan were mortgaged to secure the BOA Loan.

Section 2 — Financial Information
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On December 10, 2006, pursuant to the terms of the Loan Agreement, certain subsidiaries of FelCor and the Partnership incurred direct financial obligations in the amount of $250 million. See Item 1.01 above, which is incorporated herein by reference.
Section 8 — Other Events
     Item 8.01 Other Events
     On November 15, 2006, the Partnership issued a press release announcing the closing of its tender offers. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated November 15, 2006

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING LIMITED PARTNERSHIP

	By:	FelCor Lodging Trust Incorporated, its General Partner

Date: November 16, 2006		By:	/s/ Jonathan H. Yellen

		Name:	Jonathan H. Yellen
		Title:	Executive Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

99.1	Press Release dated November 15, 2006